UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2021

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02Unregistered Sales of Equity Securities.

Nabors Industries Ltd. (the “Company”) announced on a Current Report on Form 8-K filed on July 7, 2021, that its wholly owned subsidiary, Nabors Energy Transition Solutions LLC (“NETS”), had on July 1, 2021 (the “Effective Date”) entered into two separate asset purchase agreements with the same seller pursuant to which the Company had committed to issue an amount of its common shares, par value $0.05 per share (“Common Shares”), equal to $16.4 million and $15 million, in each case as calculated in accordance with the terms of the respective agreement. On July 20, 2021, NETS closed on one of the agreements (the “Initial Agreement”) and in connection therewith the Company issued 147,974 Common Shares valued at $110.83 per share, calculated by dividing $16.4 million by the average of the volume weighted average price of the Common Shares for the (i) ten trading days ended two business days before the Effective Date and (ii) ten trading days ending two business days before the closing date.

The Common Shares issued pursuant to the Initial Agreement (a) have been pledged to satisfy potential indemnity claims and certain earnout conditions, and (b) have been issued to an accredited investor pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: July 23, 2021By:  /s/Mark D. Andrews

Name: Mark D. Andrews

Title: Corporate Secretary